UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On May 14, 2010, the shareholders of Cascade Microtech, Inc. (the “Company”) approved the Cascade Microtech, Inc. 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”). The Company’s Board of Directors had approved the 2010 Stock Incentive Plan on March 24, 2010, subject to shareholder approval. A description of the 2010 Stock Incentive Plan was included under the caption “Approval of 2010 Stock Incentive Plan” at pages 9 through 14 of the Company’s definitive Proxy Statement for the 2010 Annual Meeting of Shareholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 6, 2010, and is incorporated herein by reference. The description of the 2010 Stock Incentive Plan included in the Proxy Statement and incorporated herein is qualified in its entirety by reference to the full text of the 2010 Stock Incentive Plan, which was included as Appendix A to the Proxy Statement and is incorporated by reference as Exhibit 10.1 hereto.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s Annual Meeting of Shareholders on May 14, 2010, the Company’s shareholders: (i) elected two directors, one to serve for a one-year term and one to serve for a three-year term; (ii) approved the 2010 Stock Incentive Plan; and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ended December 31, 2010. Set forth below are the voting results for each of these proposals.

Item 1:	Election of two directors, one to serve for a one-year term and one to serve for a three-year term:

Nominee	For	Withheld	Broker Non-votes
George P. O’Leary (one-year term)	6,904,786	4,779,300	1,684,906
Eric W. Strid (three-year term)	10,341,062	1,343,024	1,684,906

Item 2:	Approval of the Cascade Microtech, Inc. 2010 Stock Incentive Plan:

For	Against	Abstain	Broker Non-votes
9,022,650	803,629	1,857,807	1,684,906

Item 3:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2010:

For	Against	Abstain	Broker Non-votes
13,270,649	92,687	5,656	—

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Cascade Microtech, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement filed on April 6, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 20, 2010.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer